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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-36754, 33-52506, 33-62098, 33-58637, 33-58639, 333-88151, and 333-88773 of BJ
Services Company on Form S-8 and in Registration Statement No. 33-58017 of BJ Services Company on Form S-4 of our report dated November 16, 2000 appearing in this Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 2000.



DELOITTE & TOUCHE LLP
Houston, Texas
December 18,  2000